UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2017

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

2500 West Higgins Road, Ste. 780, Hoffman Estates, IL, 60169

(Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).02(b)

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 17, 2017, the Board of Directors filled current vacancies in the Board by appointing each of the following persons as a member of the Board: William E. Kingsford; Thomas E. Scott, CPA; Paul D. Jones; and Roy M. Harsch, each to serve until the next annual meeting of the stockholders, or until his successor has been duly qualified and appointed.

Mr. Kingsford was a leading member of the Chicago-based real estate firm that became known as LaSalle Partners. He is experienced in finance, equities, real estate and business operations. For the past twenty years, he has owned and managed Spruce Point Tree Farm, LLC, a fully-integrated farming operation that grows Grade A-quality Blue Spruce sold to the leading wholesale distributor and landscape businesses throughout Colorado. He has a BA and MA from Western Michigan University.

Mr. Scott is a CPA, with CEO and CFO experience in several industries, including real estate development and sales, mortgage banking, food service and retail industries. He has served as an officer and director of numerous not-for-profit organizations, including the Boy Scouts, Rotary, and Sigma Chi Fraternity Housing Corporation at the University of Arizona, and BDFC, the major local business development corporation (SBA lender) in Arizona. He co-founded and served as treasurer for FEAT, a CFO organization in Southern Arizona. Mr. Scott has a BA in accounting from the University of Arizona and MA work in taxation from Golden State University.

Mr. Jones was initially engaged in the sales, distribution, and product development of recreational products. For over 38 years, he has operated a landscape design and construction firm ranked among the top 15% nationally and recipient of many awards, including the 2008 Small Business of the Year Award from the Wausau Wisconsin Regional Chamber of Commerce (“WWRCC”). He has served the WWRCC as Business Advocacy Chair, and as a member of the Board of Directors for nine years. In 2008 he declined a solicitation to run for the Wisconsin State Assembly, but from 2012 to 2014 chaired a citizen’s board panel addressing operational issues at the Marathon County Jail.

Mr. Harsch has practiced environmental law for over 40 years. He served as the administrative assistant to the Chairman of the Illinois Pollution Control Board, and as an attorney and a supervising engineer with the United States Environmental Protection Agency, Region V, in Chicago. He served as senior counsel to Drinker, Biddle & Reath LLP until 2015, when he formed his own private firm through which he continues to serve a select group of existing clients. Mr. Harsch was on the Foundation Board of Delnor Community Hospital in Geneva, Illinois for over 14 years and served as a member and chair of the Chicago Bar Association Environmental Committee. He received a BA in chemical engineering from Iowa State University, and a JD and an MS in environmental engineering from the University of Iowa.

Item 9.01 Financial Statements and Exhibits.

(a)Financial Statements of business acquired. None.

(b)Pro forma financial information. None.

(c)Shell Company Transaction. Not applicable.

(d)Exhibits. None.

EXHIBIT INDEX

Exhibit No.Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: November 21, 2017	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer